Exhibit 2

UNITED MEXICAN STATES

Global Medium-Term Notes, Series A

Due Nine Months or More from the Date of Issue

€850,000,000 4.25% GLOBAL NOTES DUE 2017

July 8, 2010

Secretaría de Hacienda y Crédito Público

Unidad de Crédito Público

Insurgentes Sur 1971,Torre III, Piso 7

Col. Guadalupe Inn

Delegación Álvaro Obregón

01020 MEXICO, D.F.

MEXICO

Subject in all respects to the terms and conditions contained in the Amended and Restated Selling Agency Agreement dated July 18, 2008 (the “Selling Agency Agreement”), between the United Mexican States (“Mexico”) and Citigroup Global Markets Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse Securities (Europe) Limited, Goldman, Sachs & Co., Goldman Sachs International, J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Lehman Brothers International (Europe), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc, UBS Securities LLC and UBS Limited, as agents (the “Agents”), and as modified by the terms and conditions hereof, the undersigned (the “Managers”) severally and not jointly agree to purchase, and Mexico agrees to sell, the principal amount set forth in Annex I hereto of 4.25% Global Notes due 2017 (the “Notes”) of Mexico, having the terms set forth in the Pricing Supplement dated the date hereof attached hereto as Annex II (the “Pricing Supplement”), and the Purchase Price set forth in the Pricing Supplement and described herein under “Payment” below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pricing Supplement and the Selling Agency Agreement. All of the provisions of the Selling Agency Agreement are incorporated herein by reference, as modified by the additional terms set forth below:

Closing Date and Time:	July 14, 2010, 10:00 a.m., New York City time

Payment:	The Managers will pay or cause to be paid to Mexico the Purchase Price for the Notes (being the aggregate amount payable for the Notes calculated at the Issue Price, plus accrued interest on the Notes, if any, from the date specified for such Notes in the Pricing Supplement, less the discount for the Notes specified in the Pricing Supplement). Such payment shall be made in euros in immediately available funds to an account designated by Mexico.

Place of Delivery of Notes:	The closing shall be held at the New York office of Cleary Gottlieb Steen & Hamilton LLP.

Period during which additional Notes may not be sold pursuant to Section 4(u) of the Selling Agency Agreement:	None.

Force Majeure Provision:	Section 9(b)(i) of the Selling Agency Agreement X Section 9(b)(ii) of the Selling Agency Agreement

Stabilization:	The Managers, for their own account may to the extent permitted by applicable laws (or in the United Kingdom, for the account of BNP Paribas), over-allot or effect transactions in the open market or otherwise in connection with the distribution of the Notes with a view to stabilizing or maintaining the market price of the Notes at levels other than those which might otherwise prevail in the open market, but in doing so the Managers shall act as principal and not as agent of Mexico. Such transactions, if commenced, may be discontinued at any time. As between Mexico and the Managers, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Managers.

Expenses:	The Managers will agree to pay certain of Mexico’s expenses as set out in the letter to be dated July 9,

2010 signed by Mexico and the Managers, which will be substantially in the form of the agreed upon draft circulated on the date hereof.

Additional Representations and Warranties of Mexico:

(1) For the purposes of this Agreement, the “Time of Sale” means •, New York City time, on July 8, 2010. The prospectus (the “Basic Prospectus”), as amended and supplemented by the prospectus supplement dated July 18, 2008 (the “Prospectus Supplement”) and as further amended and supplemented by the pricing supplement dated July 8, 2010, is hereinafter called the “Pricing Prospectus” and the Basic Prospectus, as amended and supplemented by the Prospectus Supplement and the final pricing supplement dated July 8, 2010, as filed with the Commission pursuant to Rule 424(b)(2), is hereinafter referred to as the “Prospectus.” The Pricing Prospectus relating to the Notes, considered together with each Issuer Free Writing Prospectus relating to the Notes listed in Exhibit A hereto, as of the Time of Sale of the Notes (collectively, the “Time of Sale Information”), does not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus relating to the Notes listed in Exhibit A hereto did not or will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that the representations and warranties in this paragraph (1) shall not apply to statements in or omissions from any such document made in reliance upon and in conformity with information furnished in writing to Mexico by the Managers expressly for use therein.

(2) (i) At the earliest time after the filing of the Registration Statement (or the most recent post-effective amendment thereto) that Mexico or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (ii) as of the date hereof, Mexico was not and is not an “ineligible issuer” (as defined in Rule

405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that Mexico be considered an “ineligible issuer.”

(3) Exhibit A hereto is a complete list of any Issuer Free Writing Prospectuses relating to the Notes for which Mexico has received the consent of the Managers.

Other Provisions:	None.

Section 15 of the Selling Agency Agreement (relating to the submission to the jurisdiction of any state or federal court in the Borough of Manhattan in The City of New York by the parties thereto) is incorporated by reference herein, except that all references therein to “this Agreement” shall be deemed references to this Terms Agreement.

In addition, Mexico acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Terms Agreement, including the determination of the offering price of the Notes and the underwriting discount, is an arm’s-length commercial transaction between Mexico, on the one hand, and the Managers, on the other hand, and Mexico is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Terms Agreement; (ii) in connection with the transactions contemplated hereby and the process leading to such transaction each Manager is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of Mexico, or its affiliates, creditors or employees or any other party; (iii) no Manager has assumed or will assume an advisory or fiduciary responsibility in favor of Mexico with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising Mexico on other matters); and (iv) the Managers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Mexico, and the Managers have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship.

This Terms Agreement supersedes all prior agreements and understandings (whether written or oral) between Mexico and the Managers, or any of them, with respect to the subject matter hereof. Mexico hereby waives and releases, to the fullest extent permitted by law, any claims that Mexico may have against the Managers with respect to any breach or alleged breach of fiduciary duty relating to the transactions contemplated by this Terms Agreement.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

BARCLAYS BANK PLC

By:	/s/ Gustavo Ferraro
Name: Gustavo Ferraro
Title: Managing Director

BNP PARIBAS

By:	/s/ Xavier Grappotte
Name: Xavier Grappotte
Title: Authorized Signatory

By:	/s/ Nitesh Mayani
Name: Nitesh Mayani
Title: Authorized Signatory

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Melinda Creasman
Name: Melinda Creasman
Title: Vice President and Counsel

By:	/s/ Ingo Rattmann
Name: Ingo Rattmann
Title: Director

Accepted:

UNITED MEXICAN STATES

By:	/s/ Gerardo Rodríguez Regordosa
Name: Gerardo Rodríguez Regordosa
Title: Deputy Undersecretary of Public Credit of the Ministry of Finance and Public Credit

Annex I

Managers	Principal Amount of Notes to be Purchased

Barclays Bank PLC	€283,333,000
BNP Paribas	€283,334,000
Deutsche Bank AG, London Branch	€283,333,000

Total:	€850,000,000

Annex II

Pricing Supplement, dated July 8, 2010

Exhibit A

Issuer Free Writing Prospectuses

1.         Issuer Free Writing Prospectus to be filed with the Commission on July 8, 2010, in the form set forth in Exhibit B hereto.

Exhibit B

Filed pursuant to Rule 433

Registration Statement No. 333-151501

July 8, 2010

United Mexican States

Final Terms and Conditions

4.25% Global Notes due 2017

Issuer:	United Mexican States

Transaction:	4.25% Global Notes due 2017 (the “2017 Notes”)

Issue Currency:	EUR

Issue Size:	€850,000,000

Ratings:	Baa1(stable)/BBB(stable)/BBB(stable) (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	July 14, 2017

Pricing Date:	July 08, 2010

Settlement Date:

July 14, 2010 (T+4).

It is expected that delivery of the Notes will be made against payment therefor on the fourth day following the Pricing Date of the Notes (such settlement cycle being referred to herein as “T+4”). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next business day will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes on the date of pricing or the next business day should consult their own advisors.

Coupon:	4.25%

Coupon Payment Frequency	Annual

Issue price:	99.757% , plus accrued interest from July 14, 2010

Yield:	4.291%

Re-offer Spread over Mid-Swap	+180bps

Reference Mid-Swap Rate	2.491%

Re-offer Spread over Benchmark	+213.8bps

Reference Benchmark	DBR 4.25% due 07/04/17 (price: 113.45 and yield: 2.153%)

Interest Payment Dates:	July 14 of each year, commencing July 14, 2011 (subject to interest payment date convention disclosed in the prospectus supplement)

Optional Redemption:	Make-Whole Call at German Government Bundesanleihe (Bund) +30 bps (at any time, from time to time prior to maturity upon giving no less than 30 days’ notice)

Net Proceeds	€845,809,500

Ranking	Senior Unsecured

Governing Law	New York Law

Registration	SEC Registered

Denominations:	€1,000 and integral multiples of €1,000 in excess thereof

Day Count:	ACT/ACT

Underwriters Discount:	0.25%

Listing/Trading:	Application will be made to the Luxembourg Stock Exchange - Euro MTF Market Luxembourg

ISIN: Common Code:	XS0525982657 052598265

Joint Bookrunners:	Barclays Bank PLC BNP Paribas Deutsche Bank AG, London Branch

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus supplement and prospectus of Mexico, each dated July 18, 2008, accompany this free-writing prospectus and are available from the Securities and Exchange Commission’s website at

http://www.sec.gov/Archives/edgar/data/101368/000095012308008057/y60062b2e424b2.htm. A preliminary pricing supplement, subject to completion on July 8, 2010, for the 2017 Notes, is available from the Securities and Exchange Commission’s website at

http://www.sec.gov/Archives/edgar/data/101368/000119312510155360/d424b2.htm

Mexico’s annual report on Form 18-K for the fiscal year ended December 31, 2008 is available from the Securities and Exchange Commission’s website at

http://www.sec.gov/Archives/edgar/data/101368/000095012309051061/c91167e18vk.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012309051061/c91167exv99wd.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000095012309051061/c91167exv99we.htm.

Amendments to Mexico’s annual report on Form 18-K/A for the fiscal year ended December 31, 2008, including each of Mexico’s recent developments sections, are available from the Securities and Exchange Commission’s website at

http://www.sec.gov/Archives/edgar/data/101368/000095012310001508/c94535e18vkza.htm and

http://www.sec.gov/Archives/edgar/data/101368/000095012310001508/c94535exv1.htm for Amendment No. 1 filed with the Commission on January 11, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000095012310003094/c94730e18vkza.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310003094/c94730exv1.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310003094/c94730exv2.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310003094/c94730exv3.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000095012310003094/c94730exv4.htm for Amendment

No. 2 filed with the Commission on January 19, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000095012310020843/c97319e18vkza.htm and

http://www.sec.gov/Archives/edgar/data/101368/000095012310020843/c97319exv1.htm for Amendment No. 3 filed with the Commission on March 4, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000095012310023527/c97672e18vkza.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310023527/c97672exv1.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310023527/c97672exv2.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310023527/c97672exv3.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000095012310023527/c97672exv4.htm for Amendment No. 4 filed with the Commission on March 11, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000095012310032225/c98912e18vkza.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000095012310032225/c98912exv1.htm for Amendment No. 5 filed with the Commission on April 6, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000095012310034286/c99120e18vkza.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310034286/c99120exv1.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310034286/c99120exv2.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310034286/c99120exv3.htm;and

http://www.sec.gov/Archives/edgar/data/101368/000095012310034286/c99120exv4.htm for Amendment No. 6 filed with the Commission on April 13, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000119312510155175/d18ka.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000119312510155175/dex1.htm for Amendment No. 7 filed with the Commission on July 8, 2010.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Bank PLC toll free at 1-888-603-5847, BNP Paribas toll-free at 1-800-854-5674 or Deutsche Bank AG, London Branch toll free at 1-800-503-4611.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

UNITED MEXICAN STATES

Global Medium-Term Notes, Series A

Due Nine Months or More from the Date of Issue

€850,000,000 4.25% GLOBAL NOTES DUE 2017

Amendment No. 1 to the Terms Agreement

July 13, 2010

Secretaría de Hacienda y Crédito Público

Unidad de Crédito Público

Insurgentes Sur 1971,Torre III, Piso 7

Col. Guadalupe Inn

Delegación Álvaro Obregón

01020 MEXICO, D.F.

MEXICO

AMENDMENT NO. 1 (this “Amendment”) to the Terms Agreement, dated July 8, 2010 (the “Terms Agreement”), among the United Mexican States (“Mexico”) and Barclays Bank PLC, BNP Paribas and Deutsche Bank AG, London Branch (collectively, the “Managers”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Terms Agreement.

WHEREAS, the parties hereto, being all the parties to the Terms Agreement, desire to amend the Terms Agreement in the manner set forth below.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements in the Terms Agreement, the parties hereto agree as follows:

SECTION 1. Closing Date and Time: The term “Closing Date and Time” is hereby amended by replacing “New York City” with “London”.

SECTION 2. Expenses: The term “Expenses” is hereby amended in its entirety to read as follows:

“Expenses:	The Managers will agree to pay certain of Mexico’s expenses as set out in the letter, dated July 13, 2010, signed by Mexico and the Managers, which will be substantially in

1

the form of the agreed upon draft circulated on July 8, 2010.”

SECTION 3. Time of Sale: The term “Additional Representations and Warranties of Mexico” is hereby amended by replacing “•” with “12:00 p.m.” in the first sentence of paragraph (1).

SECTION 4. IPMA Agreement: A new paragraph is hereby added to the Terms Agreement immediately following the term “Other Provisions” and immediately prior to the paragraph beginning with the words “Section 15” as follows: “The execution of this Agreement on behalf of all parties hereto will constitute acceptance by each Manager of the IPMA Agreement Among Managers New York Version 1.”

SECTION 5. Effectiveness. This Amendment shall become effective as of July 8, 2010 upon execution by the parties hereto.

SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

SECTION 7. Amendment. Expect as specifically amended or modified hereby, the Terms Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in any other agreement, opinion, certificate or other document to the Terms Agreement shall, on and after the date hereof, be deemed to refer to the Terms Agreement as amended hereby.

2

This Amendment No. 1 to the Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

BARCLAYS BANK PLC

By:	/s/ Carlos Mauleon
Name: Carlos Mauleon
Title: Managing Director

BNP PARIBAS

By:	/s/ Xavier Grappotte
Name: Xavier Grappotte
Title: Authorized Signatory

By:	/s/ Nitesh Mayani
Name: Nitesh Mayani
Title: Authorized Signatory

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Annerose Schulte
Name: Annerose Schulte
Title: Director and Counsel

By:	/s/ Stephanie Lincoln
Name: Stephanie Lincoln
Title: VP and Counsel

Accepted:

UNITED MEXICAN STATES

By:	/s/ Octavio Lara Calderón
	Name:	Octavio Lara Calderón
	Title:	Deputy Director General of Debt Issuance